UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2016

R. R. DONNELLEY & SONS COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-4694	36-1004130
(Commission File Number)	(IRS Employer Identification No.)

35 West Wacker Drive,
Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

(312) 326-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On August 9, 2016, R. R. Donnelley & Sons Company (the “Company”), acting pursuant to authorization from its Board of Directors, provided written notice to The NASDAQ Global Select Market (“NASDAQ”) that the Company intends to transfer the listing of its common stock, par value $0.01 per share (the “Common Stock”), from NASDAQ to the New York Stock Exchange (the “NYSE”). The notice stated that the Company expects to voluntarily delist the Common Stock from NASDAQ effective as of the close of trading on August 19, 2016 and to commence trading on the NYSE the following business day, August 22, 2016. The Common Stock will continue to trade under its current stock symbol, “RRD”.

A copy of the press release issued by the Company on August 9, 2016 in connection with the transfer of the listing of its Common Stock from NASDAQ to the NYSE is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release issued by R. R. Donnelley & Sons Company on August 9, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R. R. DONNELLEY & SONS COMPANY

Date: August 9, 2016	By:	/s/Suzanne S. Bettman
	Name:	Suzanne S. Bettman
	Title:	Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release issued by R. R. Donnelley & Sons Company on August 9, 2016.